                                                                      EXHIBIT 99


SIGNATURE RESORTS, INC. REPORTS A 156% INCREASE
IN RECURRING EPS FOR THE THIRD QUARTER 1997

     SAN MATEO, California, October 23, 1997 - Signature Resorts, Inc. (NASDAQ-NNM:SIGR) today announced total revenues for the three months ended September 30, 1997 of $94,234,000, a 69% increase over the $55,847,000 pro forma total revenues reported in the comparable period of 1996. Recurring net income for the three months ended September 30, 1997 was $ 9,858,000, a 176% increase over the $3,573,000 pro forma recurring net income reported in the comparable period of 1996. On a recurring per share basis, net income increased 156% to $0.41 for the third quarter of 1997 from $0.16 pro forma net income for the third quarter of 1996. EBITDA for the third quarter of 1997 increased 130% to $25,277,000 from the pro forma EBITDA of $10,967,000 for the third quarter of 1996. Recurring income from operations increased 195% to $20,740,000 in the third quarter of 1997 from $7,032,000 in the third quarter of 1996.

     The Company's September 30, 1996 historical financial statements have been restated to reflect the pooling-of-interests accounting treatment for the Company's acquisition by merger of AVCOM International, Inc., Plantation Resorts Group, Inc. and LSI Group Holdings, plc. The Company's September 30, 1996 pro forma financial statements also reflect the Company's August 1996 initial public offering and the concurrent consolidation of the Company's predecessor entities as if they had occurred at the beginning of the period.

     Interval sales at Signature's resorts during the third quarter of 1997 increased 71% to 5,134 intervals sold from 3,006 intervals sold during the third quarter of 1996. Point sales at Signature's European resorts during the third quarter of 1997 increased 35% to 50,160 points sold from 37,200 points sold in the comparable period of 1996. The increase in intervals and points sold is, in large part, the result of strong sales trends at the Company's resorts as well as due to the Company recording sales for the first time at the Embassy Vacation Resort at Lake Tahoe, Scottsdale Villa Mirage Resort and The Ridge at Sedona Golf Resort, all either acquired or developed by the Company subsequent to the third quarter of 1996. The average sales price of intervals sold at the Company's resorts increased 1% to $13,576 during the third quarter of 1997 from $13,443 during the comparable period of 1996. The average sales price will change from period to period depending upon the mix of resorts in sales and the type of units sold (studio, one, two and three bedrooms). The average price per point sold at the Company's European resorts increased 18% to $204 during the third quarter of 1997 from $173 during the third quarter of 1996.

      Three Months Ended September 30, 1997

                                  1997          1996
                                Actual       Pro Forma    Increase
Intervals sold                     5,134         3,006         71%
Points sold                       50,160        37,200         35%
Total revenues               $94,234,000   $55,847,000         69%
Recurring net income         $ 9,858,000   $ 3,573,000        176%
EBITDA                       $25,277,000   $10,967,000        130%
Recurring EPS                $      0.41   $      0.16        156%
Weighted average shares       24,320,000    22,110,000         10%

     The share amounts set forth in this announcement do not give effect to Signature's announced 3 for 2 stock split dividend. Stockholders of record on October 10, 1997 will receive one additional share of Signature Resorts common stock for every two shares owned on the record date. The dividend shares will be delivered on October 27, 1997. Fractional shares will be paid in cash.

     Commenting on the results for the quarter, A. Jody Gessow, Signature's Co-Chief Executive Officer and President observed that, "The third quarter was an extraordinary period for our company. Not only did we set record highs in total revenues, income from operations and recurring net income, we also completed our $200 million Senior Subordinated Note offering, closed the acquisition of LSI Group Holdings, plc and the Savoy Hotel in the South Beach district of Miami, successfully negotiated the acquisitions of Vacation Internationale, Ltd., Marc Hotels and Resorts, Inc. and the Embassy Suites Resort at Kaanapali Beach, Maui, and introduced the "Sunterra Resorts" brand name for our formerly non-branded resorts."

     Mr. Gessow continued, "Adding Vacation Internationale's 21 resorts to our existing resorts will offer our combined 140,000 member families 57 vacation destinations in seven countries. Further, combining Vacation Internationale, the first vacation ownership points club in North America, with LSI, the largest points club in Europe, under our common ownership will give Signature a commanding start in developing our company-wide Club Sunterra points based system which we plan to introduce during the second half of 1998. We expect the Vacation Internationale acquisition to close during the fourth quarter of 1997."

     Reported net income in the third quarter of 1997 of $7,164,000 and reported earnings per share of $0.30 differ from recurring net income and recurring earnings per share by $2,694,000 and $0.11, respectively, reflecting one-time charges of $4,077,000 ($2,446,000, net of income taxes) incurred during the third quarter of 1997 for merger expenses related to the acquisition of LSI Group Holdings, plc and $413,000 ($248,000, net of income taxes) incurred during the third quarter of 1997 in connection with the early retirement of debt. Pro forma net income in the third quarter of 1996 of $3,070,000 and reported earnings per share of $0.14 differ from pro forma recurring net income and pro forma recurring earnings per share of $3,573,000 and $0.16, respectively, reflecting non-recurring charges of $839,000 ($503,000, net of income taxes) incurred during the third quarter of 1996 due to the write down of certain AVCOM International, Inc. resort properties to net realizable value.

Nine Month Recurring EPS Increases 70%

     Total revenues for the nine months ended September 30, 1997 were $249,285,000, a 63% increase over the $153,112,000 pro forma total revenues reported during the first nine months of 1996. Recurring net income for the nine month period ending September 30, 1997 increased 82% to $22,017,000 from the $12,083,000 pro forma recurring net income in the comparable period of 1996. On a recurring per share basis, net income increased 70% to $0.92 for the nine months ended September 30, 1997 from $0.54 pro forma for the comparable period in 1996. EBITDA for the nine months ended September 30, 1997 increased 79% to $58,699,000 from pro forma EBITDA of $32,722,000 for the first nine months of 1996. Recurring income from operations increased 94% to $43,802,000 in the nine months ended September 30, 1997 from $22,575,000 in the nine months ended September 30, 1996.

     Nine Months Ended September 30, 1997

                                 1997           1996
                                Actual       Pro Forma     Increase
Intervals sold                     13,605          8,336         63%
Points sold                       130,750         90,715         44%
Total revenues               $249,285,000   $153,112,000         63%
Recurring net income         $ 22,017,000   $ 12,083,000         82%
EBITDA                       $ 58,699,000   $ 32,772,000         79%
Recurring EPS                $       0.92   $       0.54         70%

Weighted average shares        24,047,000     22,239,000          8%


     Pro forma net income for the nine months ended September 30, 1997 of $15,267,000 and pro forma earnings per share of $0.64 differ from recurring net income and recurring earnings per share by $6,750,000 and $0.28, respectively, reflecting one-time charges of $9,973,000 (5,984,000, net of income taxes) for merger expenses related to the acquisitions of LSI Group Holdings, plc, Plantation Resort Group, Inc. and AVCOM International, Inc. each of which was consummated during the nine month period and $1,276,000 ($766,000, net of income taxes) incurred in connection with the early retirement of debt. Pro forma net income for the nine months ended September 30, 1996 of $12,599,000 and pro forma earnings per share of $0.57 differ from pro forma recurring net income and recurring earnings per share of $12,083,000 and $0.54, respectively, reflecting non-recurring revenue of $1,700,000 ($1,019,000, net of income taxes) received in the second quarter of 1996 from the realization of a one-time gain related to the collection of a note receivable obtained in connection with the Company's purchase of the Flamingo Beach Club and a non-recurring charge of $839,000 ($503,000, net of income taxes) incurred during the third quarter of 1996 due to the write down of certain AVCOM International, Inc. resort properties to net realizable value.

     Subsequent to September 30, 1997, Signature completed its acquisition of Hawaii-based Marc Hotels & Resorts, Inc. which manages 22 resorts, in exchange for approximately 141,000 newly-issued shares of Signature common stock and acquired the Bent Creek Resort in Gatlinburg, Tennessee. Upon the completion of construction and renovation of existing units at Bent Creek, Signature intends to begin the first phase of vacation ownership sales in the first half of 1998.

     In addition, on October 21, 1997, Signature announced that its Board of Directors has elected Adam Aron of Vail Resorts, Inc., J. Crandall of Keystone, Inc., and Michael Depatie (Signature's Executive Vice President and Chief Financial Officer) to fill three newly created Board of Directors seats.

     Signature Resorts, Inc. is the world's largest owner and operator of vacation ownership resorts. Upon completion of Signature's pending acquisitions of Vacation Internationale, Ltd. and of the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii, Signature's properties will consist of 57 resort locations in seven countries. In addition, following its recent acquisition of Marc Hotels & Resorts, Signature manages an additional 22 resorts in the Hawaiian Islands.

     This release contains forward looking statements, which include Signature's geographic and points-based club system expansion plans, Signature's future prospects and other forecasts and statements of expectations. Actual results might differ materially from those expressed in any forward looking statements made by Signature, due among other things, to exchange rate related risks, whether the Vacation Internationale and Kaanapali acquisitions close and such acquisitions' impact on the Company's operations, the ability of the Company to successfully implement a points-based club system, as well as those factors identified in Part I of Signature's Annual Report on Form 10-K for the year ended December 31, 1996.

    CONTACT:   Michael A. Depatie, Chief
               Financial officer, or Dewey W. Chambers,
               Treasurer - (650) 312-7171

                   Signature Resorts, Inc. and Subsidiaries
                       Consolidated Statements of Income
                              Three Months Ended
                          September 30, 1997 and 1996
                                  (unaudited)

                                                          September 30,
                                                   ----------------------------
                                                      1997             1996
                                                   -----------     ------------
                                                     Actual        Pro Forma(a)
                                                   -----------     ------------
Revenues:
   Vacation Interval sales                         $    79,915      $    47,083
   Interest income                                      11,488            6,435
   Other income                                          2,831            2,329
                                                   -----------      -----------
      Total revenue                                $    94,234      $    55,847
                                                   -----------      -----------
Costs and operating expenses:
   Vacation Intervals cost of sales                     19,579           11,967
   Advertising, sales and marketing                     35,718           22,730
   Loan Portfolio:
   Interest expense-treasury                             2,939            2,917
   Other                                                 1,145              999
   Provision for doubtful accounts                       2,278            1,316
   General and administrative                           10,231            7,627
   Depreciation and amortization                         1,604            1,259
   Resort Property Valuation                                                839
   Merger related expenses                               4,077
                                                   -----------      -----------
      Total costs and operating expenses           $    77,571      $    49,654
                                                   -----------      -----------
Income from operations                                  16,663            6,193

   Net interest expense- other                           4,304              836
   Minority interest in income of
     consolidated limited partnership                                       111
   Equity loss (gain) in joint venture                       6              130
                                                   -----------      -----------
Income before taxes and extraordinary item              12,353            5,116

   Provision for income taxes                            4,941            2,046
                                                   -----------      -----------
Net income before extraordinary item                     7,412            3,070

   Extraordinary item, net of income taxes                 248                -
                                                   -----------      -----------
Net Income                                         $     7,164      $     3,070
                                                   ===========      ===========
EBITDA (b)                                         $    25,277      $    10,967
                                                   ===========      ===========
Earnings per share:

   Income before extraordinary item                $      0.30      $      0.14

   Extraordinary item, net of income taxes         $     (0.01)     $         -
                                                   -----------      -----------
   Net Income                                      $      0.29      $      0.14
                                                   ===========      ===========

   Weighted average common and common
      equivalent shares outstanding                 24,320,000       22,110,000


(a) The 1996 pro forma statements of income reflects the consummation of the AVCOM International Inc., Plantation Resorts Group, Inc. and LSI Group Holdings, plc mergers by applying pooling-of-interest accounting treatment to the historical statements of income as if the mergers had occurred at the beginning of the periods presented. The pro forma statements of income also gives effect to the consolidation of the company's predecessor corporations, partnerships, and limited liability companies and the company's August 1996 initial public offering as if they had occurred at the beginning of the periods presented. The pro forma adjustments are based upon currently available information and certain assumptions that the company's management believes are reasonable under current circumstances.
(b) EBITDA represents net income before interest expense, income taxes, non-recurring costs and depreciation and amortization.

                   Signature Resorts, Inc. and Subsidiaries
                       Consolidated Statements of Income
                               Nine Months Ended
                          September 30, 1997 and 1996
                                  (unaudited)

                                                          September 30,
                                                   ----------------------------
                                                      1997             1996
                                                   -----------     ------------
                                                     Actual        Pro Forma(a)
                                                   -----------     ------------
Revenues:
   Vacation Interval sales                         $   210,261      $   125,565
   Interest income                                      29,529           18,543
   Other income                                          9,495            9,004
                                                   -----------      -----------
      Total revenue                                $   249,285      $   153,112
                                                   -----------      -----------
Costs and operating expenses:
   Vacation Intervals cost of sales                     54,317           33,170
   Advertising, sales and marketing                     94,757           59,115
   Loan Portfolio:
   Interest expense-treasury                            10,877            7,629
   Other                                                 4,457            2,737
   Provision for doubtful accounts                       6,013            3,653
   General and administrative                           30,793           19,369
   Depreciation and amortization                         4,269            3,164
   Resort Property Valuation                                                839
   Merger related expenses                               9,973
                                                   -----------      -----------
      Total costs and operating expenses           $   215,456      $   129,676
                                                   -----------      -----------
Income from operations                                  33,829           23,436

   Net interest expense-other                            7,160            1,841
   Minority interest in income of
     consolidated limited partnership                      123              111
   Equity loss (gain) in joint venture                     126              485
                                                   -----------      -----------
Income before taxes and extraordinary item              26,420           20,999

   Provision for income taxes                           10,387            8,400
                                                   -----------      -----------
Net income before extraordinary item                    16,033           12,599

   Extraordinary item, net of income taxes                 766                -
                                                   -----------      -----------
Net Income                                         $    15,267      $    12,599
                                                   ===========      ===========
EBITDA (b)                                         $    58,699      $    32,772
                                                   ===========      ===========
Earnings per share:

   Income before extraordinary item                $      0.67      $      0.57

   Extraordinary item, net of income taxes         $     (0.03)     $         -
                                                   -----------      -----------
   Net Income                                      $      0.64      $      0.57
                                                   ===========      ===========

   Weighted average common and common
      equivalent shares outstanding                 24,047,000       22,239,000


(a) The 1996 pro forma statements of income reflects the consummation of the AVCOM International Inc., Plantation Resorts Group, Inc. and LSI Group Holdings, plc mergers by applying pooling-of-interest accounting treatment to the historical statements of income as if the mergers had occurred at the beginning of the periods presented. The pro forma statements of income also gives effect to the consolidation of the company's predecessor corporations, partnerships, and limited liability companies and the company's August 1996 initial public offering as if they had occurred at the beginning of the periods presented. The pro forma adjustments are based upon currently available information and certain assumptions that the company's management believes are reasonable under current circumstances.
(b) EBITDA represents net income before interest expense, income taxes, non-recurring costs and depreciation and amortization.